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                                                                   EXHIBIT 10.27


                                  OFFICE LEASE

         THIS LEASE, effective September 15, 2000 ("Lease"), is made by and between Brittmoore Interests, a partnership with principal offices at 9211 Reid Lake Drive, Houston, Texas 77064 (hereinafter referred to as "Lessor"), and Chelsea Market Systems, LLC, a limited liability corporation formed in the state of Delaware and with its principle offices at 1147 Brittmoore, Road Houston, Texas 77043-5003 (hereinafter referred to as "Lessee").

         WITNESSETH: That the said Lessor hereby leases and demises unto the said Lessee the following described premises: the office building located at 1147 Brittmoore Road, Houston, Texas 77043-5003, which includes 9,700 square feet of office building ("Premises") and the surrounding parking area and grounds

     TO HAVE AND TO HOLD the Premises from September 15, 2000, for the term of one (1) year thereafter, the said Lessee paying to the Lessor the monthly rent of eight thousand two hundred forty-five dollars ($8,245), [$ 98,940 per year], or eighty-five cents ($.85) per square foot first being due on September 15, 2000, (prorated for the first partial month) which said sum is to be paid concurrent with the execution of this document and acknowledged herein, and the remaining eleven payments, in equal amounts, due on the 1st day of each succeeding month during the term of this Lease, subject to the following covenants:

1. Lessor grants to Lessee four (4) options to extend the term of this Lease for a period of one (1) year each ["Extension Term(s)"]. Lessee shall provide written notice of its intention to extend the term at least ninety
     (90) days prior to the expiration of the then-current term. All terms and conditions of this Lease shall continue in full force and effect during any Extension Term, excepting only that monthly rent shall be increased, effective the first day of each Extension Term, to: the product, obtained by multiplying the monthly rent in effect during the last month of the then-current term by a fraction, the numerator of which is the Index published nearest but prior to the commencement date of the recently exercised Extension Term, and the denominator of which is the Index published nearest but prior to the commencement of the prior term.

     The term "Index" means the Consumer Price Index for Urban Wage Earners and Clerical Workers, published by the Bureau of Labor Statistics of the United States Department of Labor for the Greater Houston, Texas Metropolitan Area.

2. The Lessee hereby covenants with the Lessor that the Lessee will pay the rent herein reserved at the times and in the manner aforesaid, and will pay, directly to providers in a timely manner, all charges for utilities, services, maintenance, and repairs, including but not limited to gas, electricity, water, security, landscaping/lawn care, trash disposal, extermination, telephone, and taxes imposed against the Premises. Should said rent or charges herein provided for at any time remain due and unpaid for a period of ten (10) days following receipt of written notice of non-payment, Lessor may at Lessor's option, consider Lessee a Lessee at sufferance and immediately re-enter upon the Premises and the entire rent for the monthly rental period then next ensuing shall at once be due and payable and may be immediately collected by distress or otherwise. The Lessee will not use or permit the



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     Premises to be used for any illegal or improper purposes, nor permit the disturbance, noise or annoyance whatsoever, detrimental to the Premises or to the comfort of the other Lessees, if any, of said building or its neighbors; and will not sublet or assign this lease nor any part thereof without the written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessee may, upon notice to but without the consent of Lessor, assign or sublet this Lease in the following circumstances: (i) in the event of a sale or other transfer of all or substantially all of the stock and/or assets of Lessee; (ii) in the event of a merger or consolidation; and/or (iii) an assignment or sublet to a parent, subsidiary or affiliated entity.

3. The Lessee will keep the non-structural interior of the Premises, and all windows, doors, fixtures, interior walls, pipes, and other appurtenances, together with the parking lot and landscaping surrounding the Premises (except as set forth below) in good and substantial repair and in clean condition, damage by fire, storm or other casualty excepted; and will exercise all reasonable care in the use of halls, stairs, bathrooms, closets, and other fixtures and parts of the Premises; and will also permit the Lessor or Lessor's agents or employees, at all reasonable times upon reasonable notice, to enter into the Premises and inspect the condition thereof, and make such repairs as may be necessary; and will at the expiration of said term, without demand, quietly and peaceably deliver up the possession of the said Premises in good state and condition, normal wear and tear, damage or destruction by Lessor, fire, storm or other casualty excepted.

4. The Lessor shall keep, at its sole cost and expense, all structural portions of the Premises, the walls, foundation, roof and roof components and utilities to and under the floor slab of the Premises, plumbing, mechanical, electrical and HVAC systems in good condition and repair. Additionally, Lessor shall, at its sole cost and expense, replace the parking lot, perform any major resurfacing required thereof, and replace any and all landscaping, as necessary.

5. The Lessor hereby covenants with the Lessee that in case the building in which the Premises is located and/or the Premises or any part thereof, shall at any time be destroyed or so damaged by fire,storm or other casualty as to render same unfit for occupation or use, said Lessor shall have the option to terminate this Lease, or to repair and rebuild the Premises refunding or foregoing the rents hereby reserved, or a fair and just portion thereof, according to the damage sustained, until the Premises are repaired and fit for occupancy and use; and that the Lessee may quietly hold and enjoy the Premises without any interruption by the Lessor or any person claiming under the Lessor.

6.   Insurance.

          A.   Liability Insurance.

                    (1) Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of combined single limit, general commercial liability insurance covering bodily injury and property damage insuring Lessee (and Lessor and Lessor's mortgagee as additional insureds) against any liability arising out of the use or, occupancy of the Premises. Such insurance shall be a combined



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                    single limit policy in an amount not less than One Million
                    Dollars ($1,000,000) per occurrence. Lessee shall maintain Worker's Compensation insurance at least in amounts required by the State of Texas. Lessee may carry such insurance in a blanket form of coverage.

                    (2) Lessor shall maintain general commercial liability insurance covering bodily injury and property damage with minimum limits of Two Million Dollars ($2,000,000.00) per occurrence for the Premises and the surrounding parking lot and grounds. Such coverage may be carried in the form of primary and any other secondary coverage carried by Lessor including Lessor's umbrella policy, but which shall at all times total a minimum of Two Million Dollars ($2,000,000.00).

          B. Property Insurance.

                    (1) Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than ninety percent (90%) the total amount required by lenders having liens on the Premises, insuring the Premises against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises.

                    (2) Lessee shall maintain property insurance on all of Lessee's personal property in the Premises; provided, however, that Lessee may self-insure plate glass or any other insurance required under this provision. Lessee shall replace all damaged plate glass except that damaged by Lessor or its agents or replace any other personal property at Lessee's sole cost, excepting for costs incurred for any damage, if caused by Lessor or its agents.

          C. Mutual Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incidental to the perils insured against under this paragraph, which perils occur in, on or about the Premises and/or the surrounding parking lot and grounds, whether due to the negligence of the other party or their respective agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

7.   Indemnity.

                    (a) Except for the negligence or willful misconduct of Lessor or its agents, Lessee shall indemnify and hold harmless Lessor, its members, agents, contractors, employees and invitees, from and against any and all claims arising



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                    from Lessee's use of the Premises, or from the conduct of
                    Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises and shall further indemnify and hold harmless Lessor, its members, agents, contractors, employees, and invitees, from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence or willful misconduct of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon written notice from Lessor, shall defend the same at Lessee's expense; alternatively, Lessee may select its own counsel, at Lessor's expense; such indemnity shall survive the expiration or earlier termination of this Lease. Excepting claims arising out of the negligence or willful misconduct of Lessor or its agents, Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to the Premises or injury to person, in, upon or about the parking area and ground surrounding the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

                    (b) Except for the negligence or willful misconduct of Lessee or its agents, Lessor shall indemnify and hold harmless Lessee, its shareholders, officers, directors, members, agents, contractors, employees, and invitees, from and against any and all claims arising from Lessor's use or ownership of the The parking and landscaped area surrounding the Premises, or from activity, work or things done permitted or suffered by Lessor in or about the common areas of the The parking and landscaped area surrounding the Premises and shall further indemnify and hold harmless Lessee from and against any an all claims arising from any breach or default in the performance of any obligation on Lessor's part to be performed under the terms of this Lease, or arising from any negligence or willful misconduct of the Lessor, or any of Lessor's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case of action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon written notice from Lessee, shall defend the same at Lessor's expense; alternatively, Lessee may select its own counsel, at Lessor's expense; such indemnity shall survive the expiration or earlier termination of this Lease. Excepting claims arising from the negligence or willful misconduct of Lessee or its agents, Lessor, as a material part of the consideration to Lessee, hereby assumes all risk of damage to The parking and landscaped area surrounding the Premises or injury to persons, in, upon or about the Common Areas arising from any cause and Lessor hereby waives all claims in respect thereof against Lessee.

8. Insurance Requirements. All of the foregoing policies required pursuant to the provisions hereinabove shall be written with companies with at least a Best's rating of A-:VIII and each such company shall be licensed and qualified to do business in the State of Texas


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     and shall provide that the other party hereto shall be given a minimum of ten (10) days written notice by any such insurance company prior to cancellation or termination of such coverage.

9. Lessor Defaults. Except in the case of an emergency, in which event immediate action shall be required by Lessor, Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises and/or The parking and landscaped area surrounding the Premises whose name and address shall have theretofore been furnished to Lessee in writing; provided, however, that if the nature of Lessor's obligations is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If the default by Lessor has not been cured within the time limits prescribed herein, Lessee may, along with any other remedies available at law or in equity, terminate the Lease as a result of Lessor's default, or cure the default and offset any claimed amount, plus interest at eighteen percent (18%) per annum (provided, however, that such interest rate shall not exceed the maximum rate allowed by law) against any minimum or additional Rent as it becomes due.

10. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If twenty percent (20%) of the Premises or more than twenty-five percent (25%) of the The parking and landscaped area surrounding the Premises is taken by condemnation, Lessor or Lessee may, at its respective option, by electing in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. Notwithstanding the foregoing, Lessee shall be entitled to an abatement of Rent in the event any entry by Lessor or Lessor Work required with respect to a partial condemnation of the Premises interferes with Lessee's operations, to the extent Lessee is required to close and such abatement shall continue until Lessee can resume operating.

     If Lessor or Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be proportionately reduced. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for relocation costs and loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such



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     condemnation except to the extent that Lessee has been reimbursed therefore by the condemning authority. In addition, Lessee shall be entitled to claim any other award allowed under law provided such claim does not diminish or adversely affect Lessor's award.

11. Lessee's Rights. If Lessor fails to perform Lessor's obligations under this Paragraph 6, or under another Paragraph of this Lease, within thirty (30) days after receipt of written notice of such default (except in the case of an emergency, in which case no notice shall be required); provided, however if such default is not capable of being cured within such thirty (30) day period, so long as Lessor is diligently attempting to obtain a cure, Lessor shall have such additional time to attempt to obtain such cure, Lessee may at its option (but shall not be required to) perform such obligations on Lessor's behalf and put the same in good order, condition and repair, and the cost thereof shall be due and payable by Lessor within ten (10) days after written notice to Lessor, or, in the alternative, Lessee may offset said amounts against Rent.

12. The parties hereto waive trail by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Harris County, Texas.

13. Except in the case of an emergency, in which event immediate action shall be required by Lessor, Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing; provided, however, that if the nature of Lessor's obligations is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If the default by Lessor has not been cured within the time limits prescribed herein, Lessee may, along with any other remedies available at law or in equity, terminate the Lease as a result of Lessor's default, or cure the default and offset any claimed amount, plus interest at eighteen percent (18%) per annum (provided, however, that such interest rate shall not exceed the maximum rate allowed by law) against any base or additional rent as it becomes due.

14. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, courier or expedited mail service or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor or Lessee hereunder shall be concurrently transmitted to such party or parties at such address as Lessor or Lessee may from time to time hereafter designate by notice to the other party.


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           Notices to Lessee shall be sent to the following address:

                     Chelsea Market Systems, LLC
                     1147 Brittmoore Road
                     Houston, Texas 77043-5003

           Notices to Lessor shall be sent to the following address:

                     Brittmoore Interests
                     9211 Reid Lake Drive
                     Houston, Texas 77064


15. Neither party may assign this Lease without the written consent of the other party. Notwithstanding the foregoing, Lessee may assign this Lease upon notice to but without Lessor's consent in the event of a merger, consolidation or sale or other transfer of all or substantially all of the membership interests of Lessee.

16. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of the Lease pertaining to the obligations of Lessee. Options granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

17. Binding Effect; Choice of Law. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state wherein the Premises are located.

18. Attorney's Fees. If either party named herein brings an action to enforce the terms hereof or declare the rights hereunder, the prevailing party in any such action shall be entitled to its reasonable attorney's fees to be paid by the losing party, as fixed by the court.

19. Quiet Possession. Upon Lessee paying the Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

20. Force Majeure. Lessor and/or Lessee shall be excused for the period of delay in the performance of any of their respective obligations hereunder, excepting Lessor's obligation to pay a penalty for late delivery pursuant to Paragraph 3.3 hereof, and excepting Lessee's monetary obligations hereunder, and shall not be considered in default, when prevented from so performing due to a labor strike, riot, war, fire or other casualty, or through Acts of God.



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         The parties hereto have executed this Lease on the dates specified immediately below their respective signatures.


LESSOR                                LESSEE

Brittmoore Interests                  Chelsea Market Systems, LLC
a Texas partnership                   a Delaware Limited Liability Corporation


By: /s/ JAY CONLIN                    By: /s/ HARRY LEVY
    ------------------                    -------------------
    Jay Conlin                            Harry Levy
    Partner                               President

Dated:  March 22, 2001                Dated:  March 22, 2001.